McCURDY & ASSOCIATES CPA's, INC.
27955 Clemens Road
Westlake, Ohio  44145
Phone:  (216) 835-8500
Fax:  (216) 835-1093

INDEPENDENT AUDITOR'S REPORT

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES
JOHNSON MUTUAL FUNDS TRUST

We have audited the statements of assets and liabilities, including the portfolios of investments, of the Johnson Mutual Funds Trust (comprising, respectively, of the Growth Fund, the Fixed Income Fund, the Municipal Income Fund, and the Opportunity Fund) as of December 31, 1996, and the related statements of operations, the statements of changes in net assets, and the financial highlights for each of the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1996 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios constituting the Johnson Mutual Funds Trust as of December 31, 1996, the results of their operations, the changes in their net assets, and the financial highlights for the periods indicated in conformity with generally accepted accounting principles.

/s/ McCurdy & Associates, CPA's, Inc.
McCurdy & Associates, CPA's, Inc.
Westlake, Ohio  44145
January 22, 1997